Exhibit 99.1

Contact: Pam Scott

Red Lion Hotels Corporation

509-777-6393 (d)

509-570-4610 (c)

Pam.Scott@redlion.com

www.RedLion.com

Red Lion Announces New Multi-Pronged Growth Strategy

SPOKANE, Wash., Nov. 8, 2013 – Red Lion Hotels Corporation (NYSE: RLH) today announced its Board of Directors unanimously has approved a new multi-pronged growth strategy that will allow the company to refine its owned hotel portfolio and place greater emphasis on franchising and development in major Western U.S. markets.

“Throughout the economic downturn that impacted the entire hospitality industry, the Board of Directors and management team of Red Lion Hotels have executed a focused approach to improve our operations, increase our financial flexibility and position the company to benefit when markets recovered,” said Interim President and Chief Executive Officer James P. Evans. “Now that the industry has stabilized, the board is confident our new strategy is the best way to continue optimizing shareholder returns and the ongoing CEO search process will identify the best leader to carry this plan forward.

“The sale of non-strategic assets over the past few years, along with the refinancing of our debt this summer, has considerably strengthened the balance sheet of Red Lion Hotels,” continued Evans. “We used proceeds from an asset sale in 2011 to purchase ten previously leased properties which, along with refinancing the company’s maturing securitized debt, gave us control of our properties and the flexibility to divest non-strategic properties. The next steps in our plan include divesting six additional non-strategic properties, more aggressive promotion of our brand, and continued enhancements in our owned and leased hotels, including funding significant renovations to attract new customers and increase our occupancy rates. While we still have work ahead of us, we are confident we are successfully executing our franchise strategy and achieving our goals. Going forward our goal is to complement the growth of our hotel portfolio through direct real estate investments, partnerships or joint ventures and management contracts.”

Improving the Red Lion Brand and Company Operations

Red Lion Hotels Corporation expects to have invested up to $16 million in property improvements at its owned and leased hotels by the end of 2013, as the Company continues to sharpen its focus on improving the quality and value proposition of its properties. Red Lion anticipates additional enhancements at our properties in 2014. We intend to expand these investments as additional capital is made available from asset sales.

“We have listened closely to feedback from our guests to improve Red Lion’s ability to meet and exceed their expectations,” Evans said. “We are positioning Red Lion as the expert on travel experiences within our markets, ranging from where to find the best local restaurants to unique entertainment activities. We have also made a number of improvements valued by guests, such as significantly expanding the bandwidth of our Wi-Fi at our owned and leased hotels. Our franchise owners have invested significantly in their properties, as well. Together, we are taking our brand promise of ‘Friendly Service. Locally Inspired.’ to the next level in order to clearly and positively differentiate our brands from our competitors. The new strategy blends well with our existing iCare iCan culture, supports our welcoming attitude and reinforces a more memorable experience and a positive relationship with each guest.”

The company has recently launched individual sites for its hotels, which visually define its expertise as ‘localists.’ In addition, specialized training and support for Red Lion’s frontline associates is ongoing at owned, leased and franchised properties, including personalized nametags designed to prompt guests to ask about local experiences. Hotel vans are tailored specifically to each market and wrapped with colorful photos of local attractions.

“With more than 450,000 square feet of meeting space across our portfolio, group business revenue plays an important role in our operating results,” Evans said. “The rebound in the group meetings market has lagged the overall improvement in the hotel industry, but we believe there are opportunities to increase business in this important segment by executing programs to attract meeting planners to our properties. While more work will be necessary to make our hotels even more competitive, we are making good, steady progress. The sale of these six non-strategic properties will provide additional capital to support these initiatives.”

Increasing Franchising

Franchising will play a major role in the new growth strategy. In 2013 to date, Red Lion has added 11 franchises and currently has a total of 30 franchised properties. The company has set a goal to add at least 20 new locations to its franchise network in 2014, dependent upon market and economic conditions. Red Lion will continue to concentrate its growth efforts in the western half of North America.

“We have an active pipeline and positive interest from a diversified group of hotel owners and investors. Red Lion will focus more attention on building its presence in city centers of large metro-areas, possibly through selective joint ventures or special incentives with institutional investors when appropriate,” Evans noted. “As we add larger, urban properties to our franchise portfolio, we expect to improve RevPAR and ADR across our network, which we believe will make a Red Lion franchise more attractive to investors and owners.

“While our future plans will include deliberate expansion into markets further east,” said Evans, “we believe our greatest opportunity to build momentum will be to capitalize on our strong brand recognition and numerous in-fill opportunities within our existing footprint. Our size and infrastructure provide significant scale to compete effectively, while still providing franchisees with ready access to our senior management team. We also believe many of our competitors have saturated the larger markets, giving Red Lion an opportunity to be a distinctive brand. Both of these factors give us a competitive advantage in developing franchise relationships.”

The company will continue to use a multi-tier brand franchise strategy. Red Lion currently competes with three brand segments. Red Lion Hotels serve the full-service midscale hotel segment. The Leo Hotel Collection is a brand with unique, boutique, historic and/or destination properties. Red Lion Inn & Suites serves the select-service midscale market. The company believes it can expand in a number of hotel segments, from luxury to economy, and intends to further diversify and more clearly define its product offerings to create additional franchise opportunities.

Divesting Non-Strategic Assets

As part of this strategy, the company will list for sale six non-strategic properties and will continue to operate these hotels under the Red Lion brand until their disposition. Proceeds from the sales will be used to pay down debt, fund renovations of owned and leased properties and support franchise growth. The properties to be listed for sale include two hotels in Idaho and four in Washington:

•	Red Lion Hotel Canyon Springs, 112 rooms

1357 Blue Lakes Blvd N., Twin Falls, ID

•	Red Lion Hotel Columbia Center, 162 rooms

1101 N. Columbia Center Blvd., Kennewick, WA

•	Red Lion Hotel & Conference Center Kelso/Longview, 161 rooms

510 Kelso Dr., Kelso, WA

•	Red Lion Hotel Pocatello, 150 rooms

1555 Pocatello Creek Rd., Pocatello, ID

•	Red Lion Hotel Wenatchee, 149 rooms

1225 N. Wenatchee Ave., Wenatchee, WA

•	Red Lion Hotel Yakima Center, 156 rooms

607 E. Yakima Ave., Yakima, WA

The properties will be brokered by CBRE Hotels representative Chris Burdett.

“Our enhanced go-forward strategy balances franchising opportunities with investment opportunities where our scale and operating expertise can generate higher returns,” Evans said. “The properties will be listed without the requirement for an ongoing franchise agreement. Potential buyers interested in retaining the Red Lion brand will need to make investments in the properties to maintain the brand standards and quality of product our guests expect. We will evaluate all offers to achieve the best overall return for our shareholders and to provide additional capital to support our growth initiatives.”

Pro Forma Performance Results

The tables below show comparable hotel statistics and other comparable information from continuing operations as reported and on a pro forma basis excluding the results of the non-strategic properties identified above for the three and nine months ended Sept. 30, 2013.

Comparable Hotel Statistics

	Three months ended		Nine months ended
	September 30, 2013		September 30, 2013
	Previous	New	Previous	New
	Portfolio(1)	Portfolio(2)	Portfolio(1)	Portfolio(2)
Occupancy	75.5%	77.3%	65.5%	67.3%
Average Daily Rate	$93.85	$96.90	$88.31	$90.51
RevPAR	$70.86	$74.94	$57.88	$60.88

(1)	Total of 25 owned and leased hotels as reported by the company in its third quarter earnings release dated November 4, 2013, which includes the six properties to be listed for sale.
(2)	Total of 19 owned and leased hotels, which excludes the six properties to be listed for sale.

Comparable Operating Results ($000’s)

	Three months ended		Nine months ended
	September 30, 2013		September 30, 2013
	Previous	New	Previous	New
	Portfolio(1)	Portfolio(2)	Portfolio(1)	Portfolio(2)
Comparable total revenue	$42,664	$37,466	$108,975	$95,511
Comparable total hotel revenue	38,590	33,392	96,371	82,907
Comparable hotel operating expenses	27,442	23,565	75,508	64,747
Comparable total EBITDA from continuing operations before special items	$8,322	$7,035	$12,437	$9,769

(1)	As reported by the company in its third quarter earnings release dated November 4, 2013, in the table titled “Comparable Operating Results and Data from Continuing Operations”.
(2)	Reported numbers as adjusted to exclude the results of the six properties to be listed for sale.

Outlook

“According to PKF Hospitality Research, the outlook for the hotel industry is positive through 2015, barring a major reversal in the economy,” Evans said. “We expect this favorable outlook to help us build momentum more quickly. With our new strategy in place, supported by a committed board and senior management team, we are optimistic about the company’s future. We have a stronger balance sheet and several new guest-centric brand positioning initiatives and are making progress in expanding our franchised portfolio.”

As a result of the plan to list six properties for sale, the company anticipates recording non-cash, pre-tax impairment charges in the range of $6.0 to $8.0 million in the fourth quarter of 2013. The company reaffirms its RevPAR and capital expenditure guidance for the fiscal year 2013.

About Red Lion Hotels Corporation:

Red Lion Hotels Corporation is a hospitality company primarily engaged in the franchising, ownership and operation of hotels located in ten states and one Canadian province. As of Nov. 8, 2013, the company has 55 hotels system wide. The Red Lion Hotels and Red Lion Inn & Suites network is comprised of 53 hotels with 9,195 rooms and 462,822 square feet of meeting space. The Leo Hotel Collection is comprised of two hotels with 3,256 rooms and 241,000 square feet of meeting space. The company also owns and operates an entertainment and event ticket distribution business. For more information, please visit the company’s website at www.redlion.com.

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This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the company’s annual report on Form 10-K for the year ended December 31, 2012, and in other documents filed by the company with the Securities and Exchange Commission.